CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements and Independent Auditors' Report" in the Statement of Additional Information and, to the incorporation therein of our report dated October 3, 2003, on the financial statements in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-2 No. 333-109989 and 811-21409) of Pioneer Municipal High Income Advantage Trust.


                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 11, 2003